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                  EMPLOYMENT AGREEMENT TERMINATION AGREEMENT


     EMPLOYMENT AGREEMENT TERMINATION AGREEMENT (this "Agreement"), dated as of May 1, 1997, by and between Daniel D. Crowley (the "Employee"), Foundation Health Systems, Inc. (formerly, Health Systems International, Inc.), a Delaware corporation (the "Company"), and Foundation Health Corporation, a Delaware corporation ("FHC").

     WHEREAS, the Company, the Employee and FHC, which became a wholly-owned subsidiary of the Company upon consummation of the merger on April 1, 1997 pursuant to the Agreement and Plan of Merger, dated October 1, 1996, by and among the Company, FH Acquisition Corp. and FHC, have previously entered into
(i) that certain Amended and Restated Employment Agreement, dated as of December 16, 1996 (the "Employment Agreement") and (ii) that certain Consulting Agreement, dated as of October 1, 1996 (the "Consulting Agreement"), pursuant to which the Employee is to be retained by the Company as an independent consultant following termination of the Employment Agreement;

     WHEREAS, it is mutually in the best interests of the Employee and the Company to terminate the Employment Agreement;

     WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the termination of the employment relationship of the Employee with the Company and to confirm retention of the services of the Employee under the Consulting Agreement;

     WHEREAS, it is mutually in the best interests of the Employee and the Company to amend the Consulting Agreement effective immediately upon termination of the Employment Agreement;

     NOW, THEREFORE, in order to effect the foregoing, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   TERMINATION OF AGREEMENT.

          (a) Except as provided in paragraph (b) below, effective as of the Effective Date (as defined below), the Employment Agreement shall be termi-

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nated and, except as provided herein, the Company, FHC and the Employee shall have no further rights and/or obligations under the Employment Agreement.

          (b) Notwithstanding paragraph (a) above and other provisions of this Agreement, (i) the provisions of Sections 5(d) and (e) and Sections 6 through 11 of the Employment Agreement shall survive the termination of the Employment Agreement (the "Surviving Provisions") and (ii) Mr. Crowley will continue to have the right to exercise his unexpired outstanding stock options until the date 90 days after the earlier of the expiration or termination of the Consulting Agreement pursuant to Section 2 of the Consulting Agreement.

          (c) The Consulting Agreement shall commence immediately on the date on which all Settlement Payments (as defined below) have been made pursuant to
Section 2 hereof (the "Effective Date").

          (d) The Employee acknowledges and agrees that (i) effective as of the Effective Date, the Employee will no longer hold the position of Chairman of the Board, but will continue to serve as a member of the Company's Board of Directors and (ii) the Employee hereby submits his resignation as a director to the Company's Board of Directors which resignation will become effective on the first anniversary of the Effective Date and hereby agrees to submit such further evidence of said resignation as the Company may reasonably require.

          (e) The Employee hereby agrees and authorizes the Company and Wachovia Bank of North Carolina, N.A. to amend the Benefit Protection Trust dated as of April 1, 1997 (the "Trust Agreement") in favor of Mr. Crowley in order to (i) replace Schedule I to the Trust Agreement with Schedule I attached hereto and (ii) make such other changes required in order to make payments to Mr. Crowley required pursuant to this Agreement.

     2.   FINAL PAYMENT.

          (a) The Employee shall be entitled to receive, in full satisfaction of the Company's and FHC's obligations set forth in the Employment Agreement (except for the Surviving Provisions), a cash lump sum in an amount equal to $11,872,000, subject to applicable withholding requirements (the "Settlement
Payment").   The Employee acknowledges that no further amounts are due under
Section 5(c) of the Employment Agreement.

          (b) The Settlement Payment shall be made no later than eight (8) days following the date of the Employee's execution of this Agreement. The Employee acknowledges that following his receipt of the Settlement Payment, the

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Company and FHC shall have no further obligations to the Employee with respect to the benefits described in the Employment Agreement (except for the Surviving Provisions).

          (c) The Company acknowledges and agrees that the Board of Directors of FHC recently approved, and the Compensation and Stock Option Committee of the Board of Directors of the Company recently ratified, the payment of certain amounts to Deferred Compensation Plan participants, who vote to approve the suspension of the Deferred Compensation Plan, upon the receipt of the necessary approvals to suspend the Deferred Compensation Plan. The Company agrees to use all reasonable efforts to seek and obtain the necessary approvals to suspend the Deferred Compensation Plan as soon as practicable after the date hereof. The Employee hereby agrees to such suspension of the Deferred Compensation Plan and in consideration thereof, the Company agrees to make a lump sum cash payment to the Employee, within three (3) business days following the date of receipt by the Company of the consents of 80% or more of the participants in the Deferred Compensation Plan to suspend the Deferred Compensation Plan, in the amount of $982,730.

          (d) Simultaneously with the payment of the Settlement Payment, the Company shall make a lump sum cash payment to the Employee in the amount of $228,461.53, representing full payment for the Employee's accrued but unpaid vacation time.

     3.   AMENDMENT OF THE CONSULTING AGREEMENT

          (a) Section 5(a) of the Consulting Agreement is hereby amended to provide that the Company shall pay the amounts due to the Employee as follows:
(i) $6,000,000 related to the first twelve months of the Consulting Period shall be paid on the Effective Date in return for Mr. Crowley's agreement to provide substantially full time efforts to help the Company finalize its transition planning during the short term period immediately following the termination of the Employment Agreement; (ii) $2,000,000 related to the second twelve months of the Consulting Period shall be paid in equal monthly installments beginning on the first anniversary of the Effective Date; and (iii) $1,000,000 related to the third twelve months of the Consulting Period shall be paid in equal monthly installments beginning on the second anniversary of the Effective Date, provided, however, that a pro rata amount paid to Mr. Crowley pursuant to clause
(i) above shall be paid back to the Company by Mr. Crowley upon a breach by Mr. Crowley of the provisions set forth in Section 6. The "pro rata amount" referred to in the preceding sentence shall be determined by dividing (A) the number of months from such "breach" to the end of the first year of the

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Consulting Period by (B) 12.  Notwithstanding Mr. Crowley's agreement to provide the services described in clause (a) (i) above, the provisions of Section 3 of the Consulting Agreement will remain unaffected by the terms of clause (a) (i) above following such short term period referred to above.

          (b) In the event Mr. Crowley wishes to enter into a business relationship or otherwise take any action which he believes will not violate the terms of Section 6 of the Consulting Agreement, Mr. Crowley may request approval from the Company's Board of Directors to enter into such relationship or take such action. If (i) the Company's Board of Directors agrees that Mr. Crowley's business relationship or taking such action would not violate Section 6 of the Consulting Agreement or (ii) the Company's Board of Directors fails to respond to Mr. Crowley's written request to the Company's Board of Directors within 30 days from the receipt of such written request by the Company's President or Secretary, then Mr. Crowley shall be deemed to have complete approval from the Company to take such actions or maintain such business relationships described in Mr. Crowley's written request to the Company's Board of Directors. In the event the Company's Board of Directors informs Mr. Crowley that it believes Mr. Crowley's business relationship or actions described in Mr. Crowley's request would violate Mr. Crowley's obligations under Section 6 of the Consulting Agreement, so long as Mr. Crowley has not been engaged in such business relationship or taken such actions for a period of more than 10 days prior to the date the receipt by the Company's President or Secretary of Mr. Crowley's request for approval, Mr. Crowley will be deemed to be in compliance with the terms of Section 6 of the Consulting Agreement, if Mr. Crowley discontinues such actions or business relationship within 30 days after Mr. Crowley has been informed that the Company's Board of Directors has determined that such action or business relationship would violate Section 6 of the Consulting Agreement.

          (c) Section 4 of the Consulting Agreement is hereby amended by adding the following to the end thereof:

          "The Company acknowledges and agrees that during the Consulting Period, Mr. Crowley shall continue to use his existing furniture and equipment, and that the Company shall pay for or provide full office support, including phone, fax, photocopy, utilities, parking and all other expenses reasonably necessary for Mr. Crowley to conduct his business affairs hereunder. The Company shall also, at its sole cost and expense, make Mr. Crowley's current secretary available to provide full-time secretarial support at his office and shall be responsible for all salary and benefits payable to such individual, which salary and benefit shall be no

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          less favorable than other comparably situated full-time regular employees of the Company. The Company agrees that Mr. Crowley may maintain, for a period of up to 90 days following the Effective Date, his office and related office support at its current location until such time as he has established another office consistent with
          Section 4 of the Consulting Agreement."

          (d) Section 5(c) of the Consulting Agreement is hereby amended by adding the following to the end thereof:

         "The Company acknowledges and agrees that for each year during the Consulting Period (1997, 1998, 1999), Mr. Crowley shall be entitled to a new car and other automobile benefits as provided to Mr. Crowley by FHC immediately prior to the Merger Date (as defined in the Employment Agreement). By way of clarification and not limitation, during the Consulting Period, the Company shall pay for or reimburse Mr. Crowley for all of his automobile expenses, including but not limited to gas, tax, insurance, license, registration and other fees, and shall indemnify Mr. Crowley for any tax liability he incurs as a result of such payments or reimbursement, it being the intent of the Company to eliminate any tax liability to Mr. Crowley resulting from expenses paid or reimbursed under this Section 5(c), consistent with FHC's automobile benefits provided to Mr. Crowley prior to the Merger Date."

     4.   RELEASES.

          (a) As a material inducement to enter into this Agreement, the Employee hereby knowingly and voluntarily, fully and finally releases, acquits and forever discharges the Company and FHC, affiliates thereof, and their past and present officers, directors, shareholders, partners, trustees, beneficiaries, managers, employees, attorneys, agents, successors or assigns (the "Company Released Parties"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, that he had, now has, or may hereafter claim to have against the Company Released Parties arising out of or relating in any way to the Employee's employment relationship with the Company or the termination thereof, or the termination of the Employment Agreement (including without limitation the Age Discrimination Act). Notwithstanding the generality of the foregoing, nothing contained herein shall release the Company of FHC or in any way impair the Employee's rights to insurance coverage or reimbursement or indemnification from the Company or FHC arising from or relating in any way to the Employee's service as an employee, officer or director as provided by law or

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under the Company's or FHC's bylaws, or under any applicable indemnification agreement or insurance policy to which the Company or FHC is a party, including, but not limited to, the Employee's rights to reimbursement, coverage or indemnification in connection with any current or future litigation matter arising from or relating in any way to the Employee's services as an employee, officer or director of FHC or the Company (including, but not limited to, BURNS
V. CROWLEY/FOUNDATION HEALTH SYSTEMS, INC., Matter No. 97A501687 filed in the Superior Court of Sacramento County, California); nor shall the foregoing release the Company or FHC from any claim relating to the breach by the Company or FHC of its obligations set forth herein, or set forth in provisions of the Employment Agreement preserved by paragraph 1(b) hereof.

          (b) As a material inducement to enter into this Agreement, each of the Company and FHC, on its behalf and that of its affiliates and their officers and directors, agents employees, successors and assigns (in their capacity as officers or directors of the Company or FHC) likewise hereby knowingly and voluntarily, fully and finally releases, acquits, and forever discharges the Employee and his agents, employees, successors, heirs, beneficiaries or assigns (the "Employee Released Parties") from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, that it had, now has, or may hereafter claim to have against the Employee Released Parties arising out of or relating in any way to the Employee's relationship with the Company or FHC as an employee, whether or not previously asserted before any state or federal court or before any state, federal or regulatory agency or governmental entity. Notwithstanding the generality of the foregoing, nothing contained herein shall release the Employee from any claim relating to the breach by the Employee of any confidentiality agreements with the Company or FHC or any of its affiliates or the obligations set forth herein, or set forth in provisions of the Employment Agreement preserved by paragraph 1(b) hereof.

          (c) Each of the Company, FHC and the Employee acknowledges that such party has been advised by legal counsel regarding, is familiar with and expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California ("Section 1542"), or any statute of similar effect in any other jurisdiction in which any action might be brought, with respect to the claims described in paragraphs (a) and (b) of this Section 4. Section 1542 states as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE


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          RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS
          SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, each of the Company, FHC and the Employee understands and agrees that this Agreement is intended to include all claims, if any, described in paragraphs (a) (in the case of the Employee) and
(b) (in the case of the Company and FHC) above, which either party may have and which neither party now knows or suspects to exist in such party's favor against the Company Released Parties (in the case of the Employee) or Employee Released Parties (in the case of the Company and FHC) and that this Agreement extinguishes those claims.

     5. The Employee acknowledges that the Company has advised him to consult with an attorney of his choosing prior to signing this Agreement and that he has twenty-one (21) days during which to consider the provisions of this Agreement, although he may sign and return it sooner. The Employee further acknowledges that he has been advised by the Company that he has the right to revoke this Agreement for a period of seven (7) days after signing it and that this Agreement shall not become effective or enforceable until such seven (7)-day revocation period has expired. The Employee acknowledges and agrees that, if he wishes to revoke this Agreement, he must do so in writing, signed by the Employee and received by the Company at its headquarters no later than 5:00 p.m. Pacific Standard Time on the seventh (7th) day after Employee has signed the Agreement. The Employee acknowledges and agrees that, in the event that he revokes this Agreement, he shall have no right to receive any payment hereunder. The Employee further acknowledges and agrees that he would not receive the enhanced payments set forth in paragraphs 3(a) and 3(b) hereof of this Agreement except for his signing of this Agreement and his fulfillment of his promises set forth in this Agreement. Employee understands and agrees that the Company is under no obligation to offer such payment and that he is under no obligation to consent to the release set forth in paragraph 4(a) of this Agreement. Employee represents that he has read this Agreement and understands its terms and that he enters into this Agreement freely, voluntarily, and without coercion.

    6. NONDISPARAGEMENT. Neither the Company or FHC on the one had, nor the Employee on the other hand, will make any derogatory or negative statements about the other party that may adversely affect the current or potential business relationships of either. The Company agrees that no announcement of Mr. Crowley's resignation hereunder shall be made until after the Effective Date and that Mr. Crowley will have the right to reasonably approve the content of such announcement.

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    7.   SUCCESSORS: BINDING AGREEMENT.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

    8. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto which are related to the subject matter of the Employment Agreement or the termination thereof.

    9. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    10. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

    11. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

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    IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                       FOUNDATION HEALTH SYSTEMS, INC.



                                       By:  /s/ Jay M. Gellert
                                            ------------------------------
                                         Name: Jay M. Gellert
                                         Title: Executive Vice President and
                                              Chief Operating Officer


                                       FOUNDATION HEALTH CORPORATION



                                       By:  /s/ Jay M. Gellert
                                            ------------------------------
                                         Name: Jay M. Gellert
                                         Title: Director


                                       /s/ Daniel D. Crowley
                                       -----------------------------------
                                       DANIEL D. CROWLEY

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